AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998

                                                 REGISTRATION NO. 33-52525
          =================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               -----------------------

                            POST-EFFECTIVE AMENDMENT NO. 1

                                          TO

                                       FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------------

                                 ENSERCH CORPORATION
                (Exact name of registrant as specified in its charter)

                          TEXAS                     75-0399066
                     (State or other             (I.R.S. Employer
                     jurisdiction of           Identification No.)
                     incorporation or
                      organization)

                           ENERGY PLAZA, 1601 BRYAN STREET
                                 DALLAS, TEXAS 75201
                                    (214) 812-4600
            (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

           ROBERT A. WOOLDRIDGE, ESQ.  PETER B. TINKHAM  ROBERT J. REGER, JR.,
               WORSHAM, FORSYTHE        EXECUTIVE VICE           ESQ.
              & WOOLDRIDGE, L.L.P.        PRESIDENT        REID & PRIEST LLP
            ENERGY PLAZA, 1601 BRYAN   TEXAS UTILITIES    40 WEST 57TH STREET
                     STREET             SERVICES INC.     NEW YORK, NEW YORK
              DALLAS, TEXAS 75201        ENERGY PLAZA            10019
                 (214) 979-3000       1601 BRYAN STREET     (212) 603-2000
                                        DALLAS, TEXAS
                                            75201
                                        (214) 812-4600

            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                               -----------------------
                IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND
                 COPIES OF ALL NOTICES, ORDERS AND COMMUNICATIONS TO:

                                STEPHEN K. WAITE, ESQ.
                         WINTHROP, STIMSON, PUTNAM & ROBERTS
                                ONE BATTERY PARK PLAZA
                               NEW YORK, NEW YORK 10004
                                    (212) 858-1000

          =================================================================

                     REMOVAL OF SECURITIES FROM REGISTRATION AND
                  CHANGES TO THE TERMS OF REGISTERED DEBT SECURITIES



             Since the effective date of Registration Statement No. 33-
          52525 (Registration Statement) two of the registrants thereunder, Enserch Capital L.L.C. (Enserch LLC) and Enserch Preferred Capital, Inc. have ceased to exist. The Company, the remaining registrant under the Registration Statement, hereby amends the Registration Statement to withdraw from registration all the Enserch Capital L.C.C. Preferred Securities and ENSERCH Corporation and Enserch Preferred Capital, Inc. Backup Undertakings with respect to
          Enserch Capital L.L.C. Preferred Securities registered under the Registration Statement. The Company further amends the Registration Statement to withdraw from registration all the ENSERCH Corporation Preferred Stock, of no par value, the ENSERCH Corporation Depositary Shares, and the ENSERCH Corporation Common Stock, par value $4.45 per share. The securities remaining registered under the Registration Statement are the ENSERCH Corporation Debt Securities having the terms described in the Prospectus included in this Post-Effective Amendment No. 1 to the Registration Statement.

          Information contained herein is subject to completion or amendment. An amendment to the registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the amendment to the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



                    SUBJECT TO COMPLETION, DATED JANUARY 15, 1998

          PROSPECTUS


          $225,000,000


          ENSERCH CORPORATION

          DEBT SECURITIES



               ENSERCH Corporation, a Texas corporation (Company), may offer, from time to time, in amounts, at prices and on terms to be determined at the time of offering, unsecured debt securities of the Company consisting of debentures, notes or other unsecured evidences of indebtedness (Debt Securities).



               Specific terms of each issue of Debt Securities in respect of which this Prospectus is being delivered (Offered Debt Securities) will be set forth in one or more Prospectus Supplements with respect to such Offered Debt Securities. The applicable Prospectus Supplement will describe, without limitation and where applicable or additional to the terms in the Prospectus, the following: the title, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, the initial public offering price, the principal amounts, if any, to be purchased by underwriters and any other special terms of the Offered Debt Securities.



               The Company may sell the Debt Securities through underwriters, dealers or agents designated from time to time, or directly to one or more of a limited number of purchasers. If any agents of the Company or any underwriters or dealers are involved in the sales of the Offered Debt Securities, the names of such agents or such underwriters or dealers and any applicable commissions or discounts will be set forth in the related Prospectus Supplement. See PLAN OF DISTRIBUTION.



               This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



          The date of this Prospectus is January  , 1998.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company, File No. 1-3183, with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934
          Act), are incorporated herein by reference:


            1. Annual Report on Form 10-K for the year ended December 31, 1996 (1996 10-K).

            2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

            3. Current Reports on Form 8-K, dated January 14, 1997, March 12, 1997, June 5, 1997, July 3, 1997, August 4, 1997,
                August 6, 1997 and January 6, 1998.



               All documents subsequently filed by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."



               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



               THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INCORPORATED DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: SECRETARY, ENSERCH CORPORATION, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER (214) 812-4600.



                                AVAILABLE INFORMATION


               The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information filed by
          the Company.   Certain Depositary Shares representing fractional
          interests in shares of cumulative preferred stock of the Company are listed on the New York Stock Exchange, where reports and other information concerning the Company may be inspected.



               Securityholders of the Company may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.



                                     THE COMPANY



               The Company was incorporated under the laws of the State of Texas in 1942 and has perpetual existence under the provisions of the Texas Business Corporation Act. The Company, a wholly owned subsidiary of Texas Utilities Company (Texas Utilities), is an integrated company focused on natural gas. Its major business operations are natural gas pipeline, processing, marketing and distribution. Through these business operations, the Company is engaged in owning and operating interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties in Texas; gathering and processing natural gas to remove impurities and extract liquid hydrocarbons for sale, and the wholesale and retail marketing of natural gas in several areas of the United States, and owning and operating approximately 550 local gas utility distribution systems in Texas. The principal executive offices of the Company are located at 1601 Bryan Street, Dallas, Texas 75201; the telephone number is (214) 812-4600.



               On August 5, 1997 (Merger Date), Texas Utilities became the holding company for both the Company and Texas Energy Industries, Inc. (TEI). Immediately prior to the transaction (Merger), the Company's ownership interests in Enserch Exploration, Inc. and Lone Star Energy Plant Operations, Inc. (together, the Unacquired Business) were distributed to the holders of the Company's common stock. Pursuant to the Merger, Lone Star Gas Company and Lone Star Pipeline Company, the local distribution and pipeline divisions of the Company, and other businesses, excluding the Unacquired Businesses, were acquired by Texas Utilities.



               TEI is a holding company formerly known as Texas Utilities Company. The principal subsidiary of TEI is Texas Utilities Electric Company (TU Electric), which is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas.
          The other electric utility subsidiaries of TEI are Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 126,900, and Texas Utilities Australia Pty. Ltd., owner of Eastern Energy Limited, which is engaged in the purchase, distribution, marketing and sale of electric energy to approximately 481,000 customers in the State of Victoria, Australia. TEI also has three other subsidiaries which perform specialized functions within the Texas Utilities system: Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by TU Electric; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for the generation of electric energy by TU Electric; and Texas Utilities Services Inc. provides financial, accounting, information technology, environmental services, customer services, personnel, procurement and other
          administrative services at cost.    In addition, in November
          1997, Texas Utilities acquired Lufkin-Conroe Communications Co.
          (LCC). LCC offers long-distance, cellular, internet and other services and provides local telephone services in Southeast Texas.

                                   USE OF PROCEEDS


               The Company is offering hereby an aggregate of $225,000,000 of Debt Securities. The net proceeds to be received by the Company from the sale of the Debt Securities, together with funds from operations, are expected to be used for the redemption or repurchase of certain of its outstanding debt and preferred stock, and may also be used to meet expenditures for its construction program and for other corporate purposes, including the repayment of short-term borrowings incurred for similar purposes and outstanding at the time of any such sale. Proceeds may be temporarily invested in short-term instruments pending their application to the foregoing purposes.



               Reference is made to the Prospectus Supplement applicable to each issuance of Offered Debt Securities.



           HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES AND
              EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS



               On the Merger Date, the Company became a wholly-owned subsidiary of Texas Utilities. Immediately prior to the Merger Date, the Company distributed to its common shareholders its interests in the Unacquired Businesses. Texas Utilities accounted for its acquisition of the Company as a purchase. As a result, the Company has made certain purchase accounting adjustments which are reflected in ratios for periods subsequent
          to the Merger Date.   Historical ratios for periods ending prior
          to the Merger Date were prepared using the Company's historical basis of accounting. Amounts for the period from January 1, 1997 through the Merger Date have been restated to reflect the Unacquired Businesses as discontinued operations.



               Adjusted ratios are based on unaudited "pro forma" financial information, which is included in the Current Report on Form 8-K of the Company dated January 6, 1998 which is incorporated herein by reference. The "pro forma" financial information gives effect to (i) the distribution by the Company of its interests in the Unacquired Businesses and (ii) the purchase accounting adjustments as a result of the acquisition of the Company by Texas Utilities, all on a pro forma basis as if the events had occurred at the beginning of each period presented.



               The ratio of earnings to fixed charges for each of the years ended December 31, 1994, 1995 and 1996 was 1.09, 1.06 and 1.44.
          For each of the years ended December 31, 1992 and 1993, the period from January 1, 1997 through the Merger Date and the period from the Merger Date through September 30, 1997, fixed charges exceeded earnings by $0.2 million, $8.3 million, $19.0 million and $19.8 million, respectively. The ratio of earnings to fixed charges, as adjusted, for the year ended December 31, 1996 was 1.24. For the nine months ended September 30, 1997, as adjusted, fixed charges exceeded earnings by $17.3 million.



               The ratio of earnings to combined fixed charges and preferred dividends for the year ended December 31, 1996 was
          1.24. For each of the years ended December 31, 1992 through 1995, the period from January 1, 1997 through the Merger Date and the period from the Merger Date through September 30, 1997, combined fixed charges and preferred dividends exceeded earnings by $13.2 million, $21.0 million, $3.7 million, $6.3 million, $27.7 million and $22.5 million, respectively. The ratio of earnings to fixed charges, as adjusted, for the year ended December 31, 1996, was 1.01. For the nine months ended September 30, 1997, as adjusted, combined fixed charges and preferred dividends exceeded earnings by 40.2 million.


                            DESCRIPTION OF DEBT SECURITIES


               The Debt Securities will be issued in one or more series under an indenture or indentures (each an Indenture) between the Company and The Bank of New York or other financial institutions to be named, as Trustee (each an Indenture Trustee), a form of which is filed as an exhibit to the Registration Statement, as amended, of which this Prospectus forms a part. The following description of the terms of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to
          (i) the respective Indenture and (ii) one or more officer's certificates establishing the Debt Securities to which a form of Debt Security will be attached. Whenever particular provisions or defined terms in an Indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.



               General. Each Indenture will provide for the issuance of Debt Securities in an unlimited amount from time to time. All Debt Securities will be unsecured obligations of the Company. All Debt Securities issued under an Indenture will rank equally and ratably with all other Debt Securities issued under such Indenture. An Indenture will not limit other unsecured debt. The Company's financial statements included in the Incorporated Documents show the amount of such other debt at the date of such statements. See the Prospectus Supplement applicable to each series of Offered Debt Securities.



               The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt
          Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, or the method by which such rate will be determined, at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any interest payable on any Interest Payment Date and the Person or Persons to whom interest on such Debt Securities will be payable on any Interest Payment Date, if other than the Persons in whose names such Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) the place or places where, subject to the terms of the respective Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of such Indenture as described below under "Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and such Indenture may be served; the Security Registrar for such Debt Securities; and, if such is the case, that the principal of such Debt Securities will be payable without presentment or surrender thereof; (6) the period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or obligations, if any, of the Company to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (8) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) the currency or currencies, including composite currencies in which the principal of or any premium or interest on the Debt Securities will be payable (if other than in Dollars); (10) if the principal of or any premium or interest on the Debt Securities is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than that in which the Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (11) if the principal of or premium or interest on the Debt Securities is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method or other means by which such amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (12) if the amount payable in respect of principal of or any premium or interest on the Debt Securities may be determined with reference to an index or other fact or event ascertainable outside of the respective Indenture, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) any Events of Default, in addition to those specified in the respective Indenture, with respect to the Debt Securities and any covenants of the Company for the benefit of the Holders of the Debt Securities, in addition to those specified in such Indenture; (15) the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (16) the obligations or instruments, if any, which will

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          be considered to be Eligible Obligations in respect of such Debt
          Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Debt Securities after the satisfaction and discharge thereof; (17) if the Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Debt Securities; (18) if the Debt Securities are to be issuable as bearer securities any and all matters incidental thereto; (19) to the extent not addressed in item (17) above, any limitations on the rights of the Holders of the Debt Securities to transfer or exchange the Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of the Debt Securities, the amount or terms thereof; (20) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Debt Securities; and (21) any other terms of the Debt Securities, not inconsistent with the provisions of the respective Indenture (Indenture, Section 301).



               Debt Securities may be sold at a discount below their principal amount. Certain special United States federal income tax considerations, if any, applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations, if any, applicable to any Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.



               Except as may otherwise be described in the applicable Prospectus Supplement, the covenants contained in an Indenture will not afford Holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.



               Payment and Paying Agents. Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the Person in whose name such Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, herein a Maturity) will be paid to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the respective Indenture Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment on such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if such Indenture Trustee deems such manner of payment practicable (Indenture, Section 307).



               Unless otherwise specified in the applicable Prospectus Supplement, the principal of and premium, if any, and interest on, the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion (Indenture, Section 602).



               Registration and Transfer. Unless otherwise specified in the applicable Prospectus Supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York in The City of New York, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part (Indenture, Section
          305).



               Defeasance. The principal amount of any series of Debt Securities issued under an Indenture will be deemed to have been paid for purposes of such Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there shall have been irrevocably deposited with the respective Indenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Debt Securities, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by such Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are Outstanding. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof (Indenture, Section
          701).



               Consolidation, Merger, and Sale of Assets. Under the terms of an Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless
          (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be an entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under such Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and
          (iii) the Company shall have delivered to the respective Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in such Indenture (Indenture, Section 1101). The terms of an Indenture will not restrict the Company in a merger in which the Company is the surviving entity.



               Events of Default. Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in such Indenture (other than a covenant or warranty of the Company in such Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 90 days after written notice to the Company by the respective Indenture Trustee, or to the Company and such Indenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under such Indenture as provided in such Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Indenture, Section 801).



               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the same Indenture or Debt Securities issued under any other Indenture.



               Remedies. If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series of Debt Securities issued under the same Indenture occurs and is continuing, then either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of the outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to the default in the performance of any other covenants or agreements in an Indenture applicable to all Outstanding Debt Securities under such Indenture or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of all such Outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series, may make such declaration of acceleration.



               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:



               (a) the Company has paid or deposited with the respective Indenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to such Indenture Trustee under the respective Indenture; and



               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in such Indenture (Indenture, Section 802).

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.



               Subject to the provisions of an Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the respective Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Indenture Trustee reasonable security or indemnity (Indenture, Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of such Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee, or exercising any trust or power conferred on such Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities under an Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with such Indenture (Indenture, Section 812).



               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the respective Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the respective Indenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series under such Indenture in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to such Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to such Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) such Indenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).



               The Company will be required to furnish to each Indenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the respective Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under such Indenture (Indenture, Section
          606).



               Modification and Waiver. Without the consent of any Holder of Debt Securities, the Company and the Indenture Trustee under an Indenture may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in such Indenture and in any of the Debt Securities Outstanding under such Indenture; or (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Debt Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power conferred upon the Company by such Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of such Indenture or to add any new provision to such Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the Holders of Debt Securities of such series or Tranche has been obtained in accordance with such Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under such Indenture; or (e) to provide collateral security for all but not part of the Debt Securities issued under such Indenture; or (f) to establish the form or terms of Debt Securities of any other series or Tranche as permitted by such Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee or co-trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of such Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt Securities shall be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and such Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under an Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series or Tranche Outstanding under such Indenture in any material respect (Indenture, Section 1201).



               The Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture may waive compliance by the Company with certain restrictive provisions of such Indenture (Indenture, Section
          607). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under an Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of such Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Indenture, Section 813).



               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of an Indenture in such a way as to require changes to such Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of such Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in such Indenture, such Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).



               Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, such Indenture or modifying in any manner the rights of the Holders of such Debt Securities under such Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding under an Indenture are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series under such Indenture so directly affected, considered as one class, shall be required; and provided, further, that if the Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches of such series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security,
          (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of such Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of such Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or Tranche, without the consent of the Holder of each Outstanding Debt Security under such Indenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of an Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such Indenture of the Holders of the Debt Securities of any other series or Tranche (Indenture, Section 1202).



               Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under such Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under such Indenture, determined without regard to this provision) shall be disregarded and deemed not to be Outstanding.



               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by an Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Indenture, Section 104).



               Resignation of an Indenture Trustee. An Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time with respect to the respective Indenture by Act of the Holders of a majority in principal amount of all series of Debt Securities then Outstanding under such Indenture delivered to such Indenture Trustee and the Company. No resignation or removal of an Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the respective Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to an Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Indenture, such Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture (Indenture, Section 910).



               Notices. Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor (Indenture, Section 106).



               Title. The Company, the respective Indenture Trustee, and any agent of the Company or such Indenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section 308).



               Governing Law. Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).



               Regarding the Indenture Trustee. The Indenture Trustee under the first Indenture will be The Bank of New York. In addition to acting as Indenture Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its affiliates including, but not limited to, the Trust Agreement, Subordinated Indenture and Guarantee, each
          as described herein.   The Company and its affiliates also
          maintain various banking and trust relationships with The Bank of New York.



                                 EXPERTS AND LEGALITY



               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon authority of the firm as experts in accounting and auditing.



               With respect to any unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in the Company's Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche LLP did not audit and did not express an opinion on such interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.



               The legality of the Debt Securities offered hereby will be passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas and by Reid & Priest LLP, New York, New York, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P. At October 31, 1997, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,200 shares of the common stock of Texas Utilities, which owns all of the common stock of the Company.

                                 PLAN OF DISTRIBUTION

               The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.



               If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Debt Securities if any are purchased.



               Subject to certain conditions, the Company may agree to indemnify the several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the 1933 Act arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this Prospectus, a Prospectus Supplement or the Incorporated Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. See the applicable Prospectus Supplement.



               NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


               Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.



               Article Eight of the Restated Articles of Incorporation of the Company, as amended, provides as follows:



                    "No director of this Corporation shall be liable to
               this Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of this Corporation, except this Article Eight does not eliminate or limit the liability of a director of this Corporation for (1) a breach of the director's duty of loyalty to this Corporation or its shareholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of the director is expressly provided for by statute, or (5) an act related to an unlawful stock repurchase or payment of a dividend.



               Section 1 of Article XIII of the Company's Bylaws is as follows:



                    "Section 1. The corporation shall indemnify any person
               who (1) is or was a director, officer, employee or agent of the corporation, or (2) while a director, officer, employee or agent of the corporation, its divisions or subsidiaries, is or was serving at the request of the corporation, pursuant to a resolution adopted by the Board of Directors, as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. The corporation, pursuant to a resolution adopted by the Board of Directors, may indemnify any such person to such further extent as permitted by law."



               The Company has entered into agreements with certain of its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law.



               The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

          ITEM 16. EXHIBITS.


                       PREVIOUSLY FILED*
                    ------------------------

                   WITH FILE            AS
           EXHIBIT  NUMBER            EXHIBIT
           ------- ---------          -------


           1(a)                                  -- Form of Underwriting
                                                    Agreement for Debt
                                                    Securities.

           1(b)**                                -- Form of Distribution
                                                    (Sales Agency)
                                                    Agreement.

           4(a)-1  1-3183 Form 10-K  3.1         -- Restated Articles of
                   December 31, 1996                Incorporation of the
                                                    Company, as amended
                                                    through December 31,
                                                    1996.

           4(a)-2  333-43811 and     4(a)-2      -- Articles of Merger of
                   333-43811-01                     Lone Star Energy
                                                    Company with and into
                                                    the Company.

           4(a)-3  333-43811 and     4(a)-3      -- Articles of Merger of
                   333-43811-01                     Enserch Exploration
                                                    Holdings, Inc. with
                                                    and into the Company.

           4(a)-4  333-43811 and     4(a)-4      -- Assumed Name
                   333-43811-01                     Certificate re. Lone
                                                    Star Energy Company.

           4(a)-5a 333-43811 and     4(a)-5a     -- Articles of Merger of
                   333-43811-01                     ENSERCH Merger Corp.
                                                    with and into the
                                                    Company.

           4(a)-5b 333-12391         2(a)        -  Annex I to Articles of
                                                    Merger of ENSERCH
                                                    Merger Corp. with and
                                                    into the Company
                                                    (Amended and Restated
                                                    Agreement and Plan of
                                                    Merger dated as of
                                                    April 13, 1996 by and
                                                    among the Company,
                                                    Texas Utilities and
                                                    TEI).

           4(b)    1-3183 Form 10-K  3.2         -- Bylaws of the Company,
                   December 31, 1994                as amended.

           4(c)    333-43811 and     4(c)        -- Form of Indenture (For
                   333-43811-01                     Unsecured Debt
                                                    Securities) between
                                                    the Company and The
                                                    Bank of New York,
                                                    Trustee.

           4(d)    333-43811 and     4(d)        -- Form of Officer's
                   333-43811-01                     Certificate,
                                                    establishing the Debt
                                                    Securities, with Form
                                                    of Debt Security
                                                    attached.

           5(a)                                  -- Opinion of Worsham,
                                                    Forsythe & Wooldridge,
                                                    L.L.P., General
                                                    Counsel for the
                                                    Company.

           5(b)                                  -- Opinion of Reid &
                                                    Priest LLP, of Counsel
                                                    to the Company.

           12                                    -- Computation of Ratio
                                                    of Earnings to Fixed
                                                    Charges of the
                                                    Company.

           15                                    -- Letter of Deloitte &
                                                    Touche LLP regarding
                                                    unaudited condensed
                                                    interim financial
                                                    information.

           23(a)                                 -- Independent Auditors'
                                                    Consent.

           23(b)                                 -- Consents of Worsham,
                                                    Forsythe & Wooldridge,
                                                    L.L.P., Reid & Priest
                                                    LLP, are contained in
                                                    Exhibits 5(a) and
                                                    5(b), respectively.

           24                                    -- Power of Attorney (see
                                                    Page II-4).

           25(a)                                 -- Statement on Form T-1
                                                    of The Bank of New
                                                    York with respect to
                                                    the Indenture of the
                                                    Company.


          -----------------------------------------
           *Incorporated herein by reference.
          **To be filed by amendment.

                                  POWER OF ATTORNEY



             Each director, and/or officer of ENSERCH Corporation whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and each registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.


                                      SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 15th day of January, 1998.


                                        ENSERCH CORPORATION


                                        By:     /s/ Erle Nye
                                           --------------------------------
                                           (Erle Nye, Chairman of the Board
                                            and Chief Executive)



             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



             SIGNATURE                  TITLE                   DATE
             ---------                  -----                   ----

             /s/ Erle Nye               Principal
           ---------------------------  Executive        January 15, 1998
             (Erle Nye, Chairman of     Officer and
                  the Board and Chief   Director
                  Executive)


             /s/ Robert S. Shapard      Principal        January 15, 1998
           ---------------------------  Financial
             (Robert S. Shapard)        Officer


             /s/ Jerry W. Pinkerton     Principal        January 15, 1998
           ---------------------------  Accounting
             (Jerry W. Pinkerton)       Officer


             /s/ D. W. Biegler          Director         January 15, 1998
           ---------------------------
               (D. W. Biegler)


             /s/ Barbara Curry          Director         January 15, 1998
           ---------------------------
             (Barbara Curry)


             /s/ H. Jarrell Gibbs       Director         January 15, 1998
           ---------------------------
             (H. Jarrell Gibbs)


             /s/ Michael J. McNally     Director         January 15, 1998
           ---------------------------
             (Michael J. McNally)


             /s/ Robert A. Wooldridge   Director         January 15, 1998
           ----------------------------
             (Robert A. Wooldridge)

                                 EXHIBIT INDEX


                    PREVIOUSLY FILED*
                 ------------------------

                   WITH FILE            AS
           EXHIBIT  NUMBER            EXHIBIT
           ------- ---------          -------


           1(a)                                  -- Form of Underwriting
                                                    Agreement for Debt
                                                    Securities.

           1(b)**                                -- Form of Distribution
                                                    (Sales Agency)
                                                    Agreement.

           4(a)-1  1-3183 Form 10-K  3.1         -- Restated Articles of
                   December 31, 1996                Incorporation of the
                                                    Company, as amended
                                                    through December 31,
                                                    1996.

           4(a)-2  333-43811 and     4(a)-2      -- Articles of Merger of
                   333-43811-01                     Lone Star Energy
                                                    Company with and into
                                                    the Company.

           4(a)-3  333-43811 and     4(a)-3      -- Articles of Merger of
                   333-43811-01                     Enserch Exploration
                                                    Holdings, Inc. with
                                                    and into the Company.

           4(a)-4  333-43811 and     4(a)-4      -- Assumed Name
                   333-43811-01                     Certificate re. Lone
                                                    Star Energy Company.

           4(a)-5a 333-43811 and     4(a)-5a     -- Articles of Merger of
                   333-43811-01                     ENSERCH Merger Corp.
                                                    with and into the
                                                    Company.

           4(a)-5b 333-12391         2(a)        -  Annex I to Articles of
                                                    Merger of ENSERCH
                                                    Merger Corp. with and
                                                    into the Company
                                                    (Amended and Restated
                                                    Agreement and Plan of
                                                    Merger dated as of
                                                    April 13, 1996 by and
                                                    among the Company,
                                                    Texas Utilities and
                                                    TEI).

           4(b)    1-3183 Form 10-K  3.2         -- Bylaws of the Company,
                   December 31, 1994                as amended.

           4(c)    333-43811 and     4(c)        -- Form of Indenture (For
                   333-43811-01                     Unsecured Debt
                                                    Securities) between
                                                    the Company and The
                                                    Bank of New York,
                                                    Trustee.

           4(d)    333-43811 and     4(d)        -- Form of Officer's
                   333-43811-01                     Certificate,
                                                    establishing the Debt
                                                    Securities, with Form
                                                    of Debt Security
                                                    attached.

           5(a)                                  -- Opinion of Worsham,
                                                    Forsythe & Wooldridge,
                                                    L.L.P., General
                                                    Counsel for the
                                                    Company.

           5(b)                                  -- Opinion of Reid &
                                                    Priest LLP, of Counsel
                                                    to the Company.

           12                                    -- Computation of Ratio
                                                    of Earnings to Fixed
                                                    Charges of the
                                                    Company.

           15                                    -- Letter of Deloitte &
                                                    Touche LLP regarding
                                                    unaudited condensed
                                                    interim financial
                                                    information.

           23(a)                                 -- Independent Auditors'
                                                    Consent.

           23(b)                                 -- Consents of Worsham,
                                                    Forsythe & Wooldridge,
                                                    L.L.P., Reid & Priest
                                                    LLP, are contained in
                                                    Exhibits 5(a) and
                                                    5(b), respectively.

           24                                    -- Power of Attorney (see
                                                    Page II-4).

           25(a)                                 -- Statement on Form T-1
                                                    of The Bank of New
                                                    York with respect to
                                                    the Indenture of the
                                                    Company.


          -----------------------------------------
           *Incorporated herein by reference.
          **To be filed by amendment.